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                                                             EXHIBIT 99.(10)(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-43022 of Titanium Annuity Variable Account of United Investors Life Insurance Company on Form N-4 of our report dated January 28, 2000 relating to the financial statements of United Investors Life Insurance Company contained in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.



DELOITTE & TOUCHE LLP
Dallas, Texas
October 11, 2000
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                             Accountant's Consent




The Board of Directors of
United Investors Life Insurance Company
and the Contract Owners of the Titanium
Annuity Variable Account:


We consent to the use of our report dated January 29, 1999, relating to the balance sheet of United Investors Life Insurance Company as of December 31, 1998, and the related statements of operations, conprehensive income, shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, as contained in Pre-Effective Amendment No. 1 to Form N-4 for the Titanium Annuity Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.



KPMG LLP
Birmingham, Alabama
October 13, 2000